UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2014

(Date of Earliest Event Reported)

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31465	35-2164875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 9, 2014, Natural Resource Partners L.P. (“NRP”) and NRP Finance Corporation (together, the “Issuers”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. as the representative of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $105,000,000 aggregate principal amount of 9.125% senior notes due 2018 to be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in compliance with Regulation S promulgated under the Securities Act in a private placement to eligible purchasers. The notes are anticipated to be issued on October 17, 2014 under an indenture pursuant to which the Issuers initially issued $300 million principal amount of its 9.125% senior notes due 2018 on September 18, 2013.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers also agreed to enter into a registration rights agreement with holders of the Notes. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 8.01	Other Events.

On October 9, 2014, NRP issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement dated October 9, 2014 by and among Natural Resource Partners L.P., NRP Finance Corporation and Wells Fargo Securities, LLC (as the representative of the several initial purchasers).

99.1	Press Release dated October 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2014

Natural Resource Partners L.P.

By:	NRP (GP) LP
Its General Partner

By:	GP NATURAL RESOURCE PARTNERS LLC
Its General Partner

By:	/s/ Kathryn S. Wilson
Name:	Kathryn S. Wilson
Title:	Vice President and General Counsel